CONTRACT OF EMPLOYMENT                       710-008

The private company, Intergraph European Manufacturing LLC, having its principal place of business at Nijmegen with a subsidiary office at Hoofddorp, The Netherlands, hereinafter referred to as "the company", and

Name      Klaas Borgers
Address   Hoofdstr. 161
          Sassenheim, Netherlands

hereinafter referred to as "the employee", hereby declare to have entered into an agreement effective date, September
1, 1997, the terms of which are as follows:

Appointment and Duration
------------------------
The employee will be employed by the company at Intergraph European Manufacturing LLC located in the Nijmegen Distribution Facility, as Executive Vice President, World-wide Operations for Intergraph Computer Systems, Inc., and Executive Vice President, Intergraph Corporation, reporting to Mr. Wade Patterson, President, Intergraph Computer Systems, Inc. (ICS), and Executive Vice President Intergraph Corporation, in job grade 1, commencing on October 1, 1997.

For the remuneration provided herein the employee shall perform all of the duties of Executive Vice President, World-wide Operations for ICS (this includes world-wide sales, manufacturing, distribution and support as well as the product marketing for ICS in Hoofddorp) for the assigned territory.

This agreement has been entered into for a unlimited period of time until, but will be terminated by rights, without a formal notice being required, on the last day of the month during which the employee becomes eligible for a pension or retirement.

The company is entitled to redefine the duties entrusted to the employee or to adapt them to new circumstances or transfer the employee to another office-location should such measures be in the interest of the company; decisions on such measures being at the sole discretion of the company. Should such alterations be of a more permanent nature, the company will discuss its measures with the employee prior to effectuation.

The employee shall devote his entire working time and intention to the business of the company and use his best efforts to carry out the appointed tasks to the best of his ability.

Termination and Severance
-------------------------
If the employee resigns voluntarily the employee must give
Intergraph a minimum of two (2) months written notice.

Upon involuntary termination the company will give the employee two (2) months written notice, during which time the employee may be required to work, at the Company's discretion.

Intergraph may wish to repatriate you elsewhere within the worldwide Intergraph organization after your assignment in Hoofddorp, the Netherlands. It you accept a job within Intergraph, you will be transferred to the new location according to local transfer policy. If the Company and the Employee cannot reach acceptable terms, and the Company wishes to end your contract, a termination according to Dutch Law will be established.

Remuneration
------------
On entering upon his duties the employee will receive a gross base salary of DFL 270,000 per annum. In addition, the employee shall receive the standard employee benefits package for the Netherlands.

Representation Costs
--------------------
You will be paid representation costs of DFL 750.00 per month beginning October 1, 1997, according to the Personnel
Policy Manual.

Office Hours
------------
The employee shall work at least 40 hours per week for the company. The office hours are from 8.30 - 12.30 and from
13.00 - 17.00 hrs.

The employee is obliged, should this be essential for the satisfactory execution of the business of the company, to carry out duties outside the agreed working hours if his superior(s) request him to do so.

Transfer Assistance
-------------------
Intergraph will pay annually tax consulting services with documented receipts, for the preparation of your tax returns both in The Netherlands and The United States. The payment for preparation of tax returns will conclude one year after termination.

Company Car
-----------
The company provides a company car in accordance with job grade 1 for the use of the employee, subject to the current
Company Car Policy as recorded in the Personnel Policy
Manual.

Within reason private use of the car is allowed, but subject to the current Company Car Policy. A monthly net charge for the private use of the company car will be deducted from the employee's salary.

In case the employee is unable to perform his duties for more than two months because of illness or other reasons, the company has the right to reclaim the car immediately.

Vacation/Leave
--------------
The employee is entitled to a vacation of 25 working days annually.

Any remaining leave to which rights have been acquired during any year must have been taken up by 1st April of the following year. If the employee neglects to take his vacation before this date he forfeits his rights.

Pension Plan
------------
The employee is eligible to continue to participate in the company Pension Plan for ececutives, the C-Polis Plan, to which both the employee and the company contribute, provided the employee is 25 years old. The premiums which the employee owes by becoming a participator will be deducted from his salary each month by the company and paid into the pension fund. The bylaws of the pension plan contain detailed information on the rights and obligations of the parties concerned.
Any further details concerning the pension plan will be provided separately.

Health and Disability
---------------------
If the employee is unable to perform his duties because of illness or other reasons, he is obliged to inform the company of any such disability on the first day of this disability by 9.30 hrs., in accordance with the procedure stated in the Personnel Policy Manual.

In case of illness the company shall supplement the sickness benefit the employee receives according to the social security system so that the employee will receive an amount which is the equivalent of his net monthly salary.

Supplementary payments will be made during the first twelve months of the employee's illness, but in no case shall such payments be made after the employee has become eligible for a pension. Furthermore, no such payments will be made if the employee is not eligible for sickness benefit according to the social security system.

Health Insurance
----------------
The employee is obliged to contribute to the collective health insurance effected by the company, provided the employee meets the requirements made or the employee may elect to remain on the benefit plan in the US

The company will reimburse 50 percent gross of the premiums the employee owes for health insurance (maximum class 2 B).

The employee authorizes the company, through signing this agreement, to deduct from his salary each month 1/12 of the premium.

Stock Purchase Plan
-------------------
The company offers the employee the opportunity to participate in the Intergraph Stock Purchase Plan. Further details can be obtained form the Human Resources department.

Secrecy
-------
Both company and employee are obliged to do or refrain from doing everything employers and employees are expected to do or refrain from doing in accordance with the demands which can reasonably be made in the case of a company-employee relationship.

Both during the time of employment and after termination of this agreement the employee is obliged to maintain the strictest secrecy concerning any information he has obtained in the course of his duties which pertains to the business and interests of the company and which the employee knows or may reasonably be expected to infer to be of a confidential nature. The employee is obliged to refrain from supplying any information to third parties concerning names, addresses and other details concerning the company's clients without prior approval from the company. All information, drawings, specifications and other documents which the company has supplied to the employee, or which the employee has drawn up or helped to draw up in the course of his duties remain the property of the company and shall be returned to the company forthwith, should the company request the employee to do so. Any such documents, or copies of documents, drawings and specifications which the employee has in his care, shall be returned in any case when this agreement is terminated.

This agreement shall be governed by and construed in accordance with the law of The Netherlands.

While employed by the company the employee shall not undertake any activities on behalf of other companies or on behalf of himself pertaining to the carrying out of a profession or the execution of a business, without prior written permission from the company.
Any stipulations made here or in the Personnel Policy
Manual, which forms an integral part of this agreement, are subject to change.


/s/ Wade Patterson
__________________________
Wade Patterson                          Date:  12/11/97
Executive Vice President
Intergraph Corporation


I herewith declare to accept the terms of this agreement and I confirm that the information given by me to the company during the procedure which preceded this agreement and on the basis of which this agreement was made, faithfully reflects the true state of affairs and that no information has been withheld by me which could reasonably be expected to have had an influence on this agreement. Herewith I declare furthermore to be in good health and to be willing and prepared to undertake business trips should the company require me to do so.


/s/ Klaas Borgers
_________________________
Klaas Borgers                           Date:  30-10-97
Vice President European Support